Exhibit 99.1

FOR IMMEDIATE RELEASE

November 3, 2006

CONTACT:	Ronald J. Domanico
Senior Vice President and
Chief Financial Officer
(770) 948-3101

CARAUSTAR INDUSTRIES, INC. TO RESTATE

PREVIOUSLY ISSUED JUNE 30, 2006 FINANCIAL STATEMENTS

ATLANTA, Georgia - Caraustar Industries, Inc. (NASDAQ-NGM Symbol: CSAR) today announced that it will restate its previously issued second quarter financial statements to reflect an additional impairment of fixed assets related to the company’s coated recycled paperboard operations which were classified as held for sale beginning December 31, 2005. The company’s management and the Audit Committee of its board of directors concluded that the three and six-month period operating results included in the company’s June 30, 2006 quarterly report on Form 10-Q should not be relied on and that the company should restate its results for the three and six-month periods ended June 30, 2006.

The company classified three coated recycled paperboard mills as held for sale beginning December 31, 2005. As of December 31, 2005 and March 31, 2006, the company evaluated the need to record impairment charges on the coated recycled paperboard asset disposal group by comparing the total expected net proceeds of the three coated mills with the net book value of the three mills since the mills were expected to be sold as a group in a single transaction. By June 30, 2006, the company expected the three mills to be sold in two separate transactions: one transaction resulting in a loss and the other transaction expected to result in a gain that will offset the loss. As of June 30, 2006, the company continued to evaluate the impairment of the coated paperboard mills as a group since neither of the two transactions had been completed and some uncertainties existed. Subsequent to the issuance of the original June 30, 2006 10-Q filing, the company reevaluated the impairment calculation and determined that the three mills should have been evaluated as two separate disposal groups since, as of June 30, 2006, the company expected the mills to be sold in two separate transactions. This revised impairment evaluation resulted in a pre-tax, noncash impairment charge of $12.2 million which will be reflected in the results of discontinued operations during the three and six-month

Caraustar Industries, Inc.

November 3, 2006

periods ended June 30, 2006. As of this date, the company believes that the expected gain on its remaining coated paperboard assets (when sold) will offset the aforementioned $12.2 million impairment charge.

For additional information regarding the restatement, please review our Form 8-K filed with the Securities and Exchange today. The company plans to file an amended June 30, 2006 10-Q on Form 10-Q/A as soon as practicable.

Caraustar, a recycled packaging company, is one of the world’s largest integrated manufacturers of converted recycled paperboard and is dedicated to providing customers with outstanding value through innovative products and services. Caraustar has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled boxboard product end-use markets: tubes, cores and composite cans; folding cartons; gypsum facing paper and miscellaneous other specialty paperboard products. For additional information on Caraustar, please visit the company’s website at www.caraustar.com.

This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results, financial condition, business plans and industry trends and their potential impact on the company’s business and financial results. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its recently announced strategic transformation plan (including uncertainties regarding the following: the company’s ability to complete the sale of the remaining discontinued operations; customer and vendor responses to the execution of those sales and/or disposition; and the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue), changes in government regulations, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration of the company’s accounting and control operations and IT systems. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

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